U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 12, 2010

GREATBATCH, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Wehrle Drive, Clarence, New York	14031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (716) 759-5600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On November 17, 2010, the Company announced that it has consolidated its Greatbatch Medical business under the leadership of Mauricio Arellano. As part of this consolidation, there will be a realignment of resources in which certain positions globally will be eliminated and restructured. The severance charges associated with this realignment are estimated to be between $2 million and $3 million, the majority of which will be recorded in the fourth quarter of 2010 and paid over the next twelve months. A significant portion of the annual savings as a result of these initiatives will be reinvested into research and development activities with higher growth opportunities, including further investment in the Company’s systems and device level projects.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated November 17, 2010.

SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	November 17, 2010	GREATBATCH, INC.

		By:	/s/ Thomas J. Mazza
Thomas J. Mazza
Senior Vice President & Chief Financial
Officer